                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                           Commercial Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    (5) Total fee paid:

    ----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

    ----------------------------------------------------------------------------
    (3) Filing Party:

    ----------------------------------------------------------------------------
    (4) Date Filed:

    ----------------------------------------------------------------------------

                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351

                                 PROXY STATEMENT







TIME, DATE, AND PLACE OF MEETING

         The Board of Directors of Commercial Bancshares, Inc. (the "Company"), an Ohio corporation, is furnishing you with these proxy materials in connection with the solicitation of proxies to be voted at the Company's 2001 Annual Meeting of Shareholders (the "Meeting").

         You are invited to attend the Meeting which will be held at 4:30 p.m. on Wednesday, April 11, 2001 at the main office of the Commercial Savings Bank (the "Bank"), which is also the principal executive offices of the Company, located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351.

         This Proxy Statement and form of proxy are being mailed to Shareholders on or about March 9, 2001.

SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record at the close of business on February 16, 2001 are entitled to receive these proxy materials and to vote their shares at the Meeting. As of that date, there were 1,050,778 common shares outstanding. Each common share is entitled to one vote on each matter brought before the Meeting.

VOTING YOUR SHARES

         Your vote is important. You may vote your shares by attending the Meeting and voting your shares in person or by completing and returning your form of proxy as follows:

-  Mark your voting preference,
-  Sign and date your proxy form, and
- Return the proxy ballot to the main office of the Company and Bank prior to the Meeting. A postage paid envelope is enclosed for your convenience.

         If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy from the holder of record to be able to vote at the Meeting.

         You may revoke your proxy at any time before it is exercised by:

-  Delivering a signed revocation to the Company,
-  Submitting a later dated proxy, or
-  Attending the Meeting and voting your shares in person.

         The Board of Directors of the Company is soliciting proxies. Proxies may be solicited on behalf of the Company by its directors, officers, and employees. Proxies may be solicited personally, by fax, by electronic mail (e-mail) or by telephone, in addition to the use of the mails. The Company will bear the costs of soliciting proxies.

         Shareholders present in person or by proxy will constitute a quorum for the purpose of considering and acting upon matters to be brought before the Meeting or any adjournment thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following is a table reflecting all shareholders, to the best knowledge of the Company's management, owning beneficially five percent (5%) or more of the Company's Common Stock as of February 16, 2001.

------------------------------------------------------------------------------------------------------------
Name and Address                      Title of Class        Beneficial Ownership         Percent of Class
Of Beneficial Owner                                         of Stock
------------------------------------------------------------------------------------------------------------
Myers Properties Limited Partnership  Common Stock
30062 Morningside Drive               without par value        61,716(1)                        5.9%
Perrysburg, Ohio 43551
------------------------------------------------------------------------------------------------------------

(1) The general partner of Myers Properties Limited Partnership is Barbara K. Emerson, 30062 Morningside Drive, Perrysburg 43551. Ms. Emerson is the spouse of Edwin G. Emerson, a Class I Director of the Company.

BOARD AND COMMITTEE MEMBERSHIP

         During 2000, the Board of Directors of the Company met twelve times and had several ongoing committees. These committees include an Executive Committee, Executive Compensation Committee, and an Audit Committee. All of our Directors attended at least eighty-nine percent of the meetings of the Board and Board Committees on which they served in 2000.


--------------------------------------------------------------------------------
                                                   Executive
Name                          Board     Audit     Compensation      Executive
--------------------------------------------------------------------------------

Mr. Berg                       X          X*
Mr. Deer                       X                                       X
Mr. Loren Dillon               X
Mr. Mark Dillon                X
Mr. Emerson                    X                        X
Ms. Franks                     X
Ms. Grafmiller                 X
Mr. Graves                     X                                       X
Mr. Mastro                     X          X
Mr. Ruse                       X                        X              X
Mr. Sheaffer                   X*                       X              X*
Mr. Smith                      X          X             X*             X
2000 Meetings                 12          3             2             11

* denotes Chairperson of Committee
--------------------------------------------------------------------------------

THE EXECUTIVE COMMITTEE

         The Executive Committee performs such duties as are delegated to them by the Board of Directors.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or a committee performing a similar function.

COMPENSATION OF DIRECTORS

         In 2000, non-officer directors of the Company received $10,000 for service on the Board and Board Committees, with the exception of members of the Bank's Loan Committee, which met with the most regularity. Those members received $13,500. Also, Mr. Sheaffer, the Board's Chairman received $13,500 for service on the Board and Board Committees. Directors who are also officers of the Company received $5,600 for service on the Board and Board Committees.

RELATED TRANSACTIONS

         The Bank has had and expects to continue banking relationships in the ordinary course of business with directors, officers, and principal Shareholders of the Company and the Bank. These relationships are carried out on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other loan customers and do not involve more than the normal risk of collectability or present other unfavorable features.

         From time to time in 2000, management of the Bank and Company consulted with Shumaker, Loop & Kendrick, LLP, a law firm located in Toledo, Ohio, for certain legal matters. Director Edwin G. Emerson is a partner with that law firm. The Bank also engaged the services of Certified Appraisal Service, an appraisal firm in which Director Deborah J. Grafmiller is a co-owner. The Bank used this firm mainly for obtaining appraisals of real estate relating to secured loans made to borrowers in the ordinary course of the Bank's business. The amount of business for Certified Appraisal Service attributable to the Bank in 2000 totaled $62,690.

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of four directors each. The terms of each class expire at successive annual meetings. The term of Class I Directors of the Company expire this year.

         You may vote for up to four nominees to serve as Class I Directors with terms expiring at the 2004 Annual Meeting of Shareholders. The Board proposes the following nominees for election:

-  Edwin G. Emerson
-  Deborah J. Grafmiller
-  Michael A. Mastro
-  Douglas C. Smith

         If you return the enclosed proxy form properly executed without an indication that your vote should be withheld for any or all of the nominees, the persons named on the enclosed proxy form will vote your proxy for the election of the above-mentioned nominees for Class I Directors.

         We expect that each nominee for election as a Class I Director will be able to serve if elected. However, if any nominee is unable to serve, proxies will be voted for the remaining nominees and may be voted for substitute nominees that the Board may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS OF THE COMPANY.

INFORMATION RELATING TO NOMINEES AND OTHER DIRECTORS

         The following tables set forth certain information relating to the nominees and other members of the Board of Directors whose terms of office continue after the Meeting. This information includes the age, principal occupation, and beneficial ownership of the Company's voting securities.


                                                 CLASS I DIRECTORS
                                        (NOMINEES FOR TERMS EXPIRING IN 2004)
---------------------------------------------------------------------------------------------------------------
        Name of                      Principal Occupation        Director     Beneficial Ownership     Percent
       Director            Age      During Last Five Years       Since(1)     Of Common Stock(2)       of Class
---------------------------------------------------------------------------------------------------------------
Edwin G. Emerson           62     Attorney, Partner with          1985            2,370(3)               .2%
                                  Shumaker, Loop &
                                  Kendrick, LLP
                                  Toledo, Ohio
---------------------------------------------------------------------------------------------------------------
Deborah J. Grafmiller      50     Appraiser, Co-owner of          1997              746(4)              .07%
                                  Certified Appraisal
                                  Service,
                                  Upper Sandusky, Ohio
---------------------------------------------------------------------------------------------------------------
Michael A. Mastro          44     President of TLM                1995              591(5)              .06%
                                  Management, Inc., Marion,
                                  Ohio (a restaurant
                                  management company).
---------------------------------------------------------------------------------------------------------------
Douglas C. Smith           58     Retired Executive of Baja       1985           13,422(6)              1.3%
                                  Marine Corporation, a boat
                                  manufacturing firm,
                                  Bucyrus, Ohio.
---------------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.
(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 16, 2001.
(3) Includes 930 shares for which Mr. Emerson has shared voting and investment power. Mr. Emerson's spouse, Barbara K. Emerson, is the general partner of Myers Properties Limited Partnership (the "Partnership") which owns 61,716 shares of Common Stock of the Company. Mr. Emerson disclaims beneficial ownership of the Partnership shares.
(4) Includes 323 shares for which Ms. Grafmiller has shared voting and investment power.
(5) Includes 405 shares for which Mr. Mastro has shared voting and investment power.
(6) Includes 11,300 shares for which Mr. Smith has shared voting and investment power.

                                                CLASS II DIRECTORS
                                             (TERMS EXPIRING IN 2002)
----------------------------------------------------------------------------------------------------------------
Name of                                                                     Beneficial
Director                          Principal Occupation         Director     Ownership of             Percent
Nominee                    Age    During Last Five Years       Since(1)     Common Stock(2)          of Class
----------------------------------------------------------------------------------------------------------------
Daniel E. Berg             46     Ohio Unit Business Leader,       1990           1,595(3)              .2%
                                  Tower Automotive, Upper
                                  Sandusky/Bluffton, Ohio.
                                  (manufacturer of
                                  automotive products)
----------------------------------------------------------------------------------------------------------------
Loren H. Dillon            67     President and General            1990           1,174(4)              .1%
                                  Manager, Crow Motor Sales,
                                  Inc., Upper Sandusky, Ohio.
----------------------------------------------------------------------------------------------------------------
Mark Dillon                47     President, Fairborn              1990           3,630                 .3%
                                  U.S.A., Upper Sandusky,
                                  Ohio (manufacturer of
                                  loading dock enclosures)
----------------------------------------------------------------------------------------------------------------
William E. Ruse            66     Retired, Former President,       1998           1,200(5)              .1%
                                  Blanchard Valley Health
                                  Services, Findlay, Ohio
----------------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.
(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 16, 2001.
(3) Includes 9 shares for which Mr. Berg has shared voting and investment power.
(4) Includes 114 shares for which Mr. Loren Dillon has shared voting and investment power.
(5) Includes 1,200 shares for which Mr. Ruse has shared voting and investment power.

                                                CLASS III DIRECTORS
                                             (TERMS EXPIRING IN 2003)
----------------------------------------------------------------------------------------------------------------
         Name                     Principal Occupation         Director     Beneficial Ownership     Percent
      Of Director          Age    During Past Five Years       Since (1)    Of Common Stock (2)      of Class

----------------------------------------------------------------------------------------------------------------
James A. Deer              47     Secretary/Treasurer of           1996          6,307(3)               .6%
                                  Commercial Bancshares,
                                  Inc. and Regional
                                  President, Central Region
                                  of  The Commercial Savings
                                  Bank
----------------------------------------------------------------------------------------------------------------
Hazel D. Franks            80     Retired trucking firm            1985          5,365                  .5%
                                  owner, Upper Sandusky,
                                  Ohio.
----------------------------------------------------------------------------------------------------------------
Raymond E. Graves          48     President and CEO,               1986          5,810(4)               .6%
                                  Commercial Bancshares,
                                  Inc., Upper Sandusky, Ohio.
----------------------------------------------------------------------------------------------------------------
Richard A. Sheaffer        58     President, R.A. Sheaffer,        1976          4,374(5)               .4%
                                  Inc. (a family farming
                                  corporation).
----------------------------------------------------------------------------------------------------------------


(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.
(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 16, 2001.
(3) Includes 1,566 shares for which Mr. Deer has shared voting and investment power, and 3,750 shares covered by exercisable options for which Mr. Deer has shared investment power, but not shared voting power.
(4) Includes 3,000 shares covered by exercisable options for which Mr. Graves has shared investment power, but not shared voting power.
(5) Includes 3,600 shares for which Mr. Sheaffer has shared voting and investment power.


             CUMULATIVE SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

-------------------------------------------------------------------------------
        Name of                               Beneficial Ownership     Percent
       Director                               Of Common Stock(1)       of Class
-------------------------------------------------------------------------------

All Directors and Executive Officers as             48,355 (3)          4.6%
a Group (17 persons)(2)
-------------------------------------------------------------------------------

(1) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 16, 2001.
(2) Includes all executive officers of the Company and all executive officers of the Bank.
(3) Includes 7,325 shares covered by stock options now exercisable or exercisable within the next 60 days.

                               EXECUTIVE OFFICERS

The following information is furnished concerning Executive Officers of the Company and the Bank:

Name                        Age          Position and Business Background
----                        ---          --------------------------------

Richard A. Sheaffer         58           Mr. Sheaffer is Chairman of the Board
                                         of Directors of the Company and the
                                         Bank and has served in such position
                                         since 1990. He was first elected as a
                                         Director of the Bank in 1976.

Raymond E. Graves           48           Mr. Graves is President and Chief
                                         Executive Officer of the Company. He
                                         has served in this capacity since 1995.
                                         He also serves as Chief Executive
                                         Officer of the Bank. He served as
                                         President and Chief Executive Officer
                                         of the Bank from 1986 through
                                         September, 1999. He was re-appointed as
                                         Chief Executive Officer of the Bank in
                                         February 2001. He originally joined the
                                         Bank in 1985 as Executive
                                         Vice-President.

James A. Deer               47           Mr. Deer is Regional President of the
                                         Central Region of the Bank, having
                                         served in that capacity since February
                                         1, 2001. He served as President and
                                         Chief Executive Officer of the Bank
                                         from September, 1999 through January
                                         31, 2001. He is also Secretary and
                                         Treasurer of the Company. He served as
                                         Executive Vice-President of the Bank
                                         from 1993 through September, 1999.

Philip Kinley               41           Mr. Kinley serves as Senior Executive
                                         Vice-President of the Company, having
                                         served in that capacity since February
                                         1, 2001. He served as Vice-President of
                                         the Company and Vice-President and
                                         Chief Operations Officer of the Bank
                                         from 1995 until assuming his present
                                         position. He originally joined the Bank
                                         in 1985.

Bruce J. Beck               49           Mr. Beck, an attorney licensed to
                                         practice in the States of Ohio and
                                         Arizona, serves as Vice-President in
                                         charge of the loan department of the
                                         Bank, having joined the Bank in that
                                         capacity in 1995.

Susan E. Brown              54           Ms. Brown serves as Regional President
                                         of the Northern Region of the Bank,
                                         having been appointed to that position
                                         Feburary 1, 2001. She joined the Bank
                                         during 1998 as Vice-President of Retail
                                         Banking Services. Her prior banking
                                         experience covers 32 years, including
                                         serving as District Retail Manager for
                                         a large central Ohio bank for six
                                         years.

Steven W. Huffman           49           Mr. Huffman joined the Bank during 1995
                                         as Assistant Vice-President of the
                                         Secondary Market Mortgage Department.
                                         He was promoted to Vice- President
                                         during 1998, and named to the executive
                                         management team during 1999. Prior to
                                         joining the Bank, he was a Special
                                         Agent with an insurance company. His
                                         duties included counseling clients in
                                         financial planning matters and the sale
                                         of insurance and annuity products. His
                                         prior banking experience includes
                                         positions as Residential Mortgage Loan
                                         Representative and Vice-President/
                                         Secondary Marketing Mortgage
                                         Department.

Patrick S. Smith            41           Mr. Smith joined the Bank in February,
                                         2000 as Chief. Financial Officer. His
                                         prior banking experience covers 16
                                         years, including 12 years as an
                                         internal auditor. Prior to joining the
                                         Bank, he was employed by a large Ohio
                                         savings and loan for 9 years.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

             The Audit Committee of the Company and Bank generally meets quarterly. It is comprised entirely of outside directors (currently three) who are independent of Management, as determined under the National Association of Securities Dealers (NASD's) listing standards. The Audit Committee did not operate under a charter in 2000. The duties and responsibilities of the Audit Committee include:

- Oversight of the Company's and Bank's internal accounting and operational controls, as well as financial and regulatory reporting.
- Ratification of the selection, or termination, of the Independent Public Accounting firm to serve as the Company and Bank's external auditor.
- Reviewing the financial statements and audit findings and taking any action considered appropriate by the Committee and the Board of Directors.
- Performing oversight functions as requested by the full Board of Directors.
- Reporting activities performed by the Committee to the full Board of Directors.

               The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth above through a formal written report dated and executed as of February 28, 2001. The report will be submitted to the Board of Directors of the Company at the March 14, 2001 Board of Directors meeting. A copy of that report is set forth below.

February 28, 2001


The Board of Directors
Commercial Bancshares, Inc.

Fellow Directors:

The Audit Committee conducted oversight activities for Commercial Bancshares, Inc. and its subsidiaries relating to the Company's systems of internal controls for the fiscal year ended December 31, 2000.

In performance of its duties, the Audit Committee's activities included, but were not limited to the following:

-    Review and discussion of the audited financial statements with management.
- Discussion with the Company's and Bank external auditors of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61.
- Received written disclosures and a letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

The Committee has also considered the affect of the payment of fees to its auditors on their independence. The fees include the following.

AUDIT FEES
----------

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for review of the financial statements included in the Company's Forms 10-Q for the most recent fiscal year were $43,000.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES
-----------------------------------------------------------

The aggregate fees billed for professional services rendered relating to financial information systems design and implementation for the most recent fiscal year were $0.00.

ALL OTHER FEES
--------------

The aggregate fees billed for all other services rendered by the Company's auditor, including tax fees, were $63,655.

The Committee feels that these fees have not affected the independence of its auditors. Based upon this and the other representations made within this Report, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K

Respectfully submitted,

Commercial Bancshares, Inc. Audit Committee

Chairman Daniel E. Berg, Michael A. Mastro, and Douglas C. Smith

                             EXECUTIVE COMPENSATION

         The Company is providing the following information related to the compensation and benefit programs it provides to executive officers of the Bank and Company. The information contained in the Summary Compensation and Stock Option tables that follow is disclosed for the Chief Executive Officer of the Company and for those other executive officers of the Company whose compensation for 2000 exceeded $100,000.00.

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                           Annual Compensation                             Awards
                           -------------------                        -----------------
Name and Principal                Year       Salary($)(1)      Bonus ($)    Securities     All Other
     Position                                                               Underlying    Compensation
                                                                             Options         ($) (2)
                                                                               (#)

Raymond E. Graves,                 2000         148,060.68      20,104.91   3,965          6,034.38
President and Chief                1999         129,108.06      15,745.00   9,000         10,441.45
Executive Officer                  1998         122,289.46      21,700.00   9,000         12,076.22
Commercial Bancshares, Inc.

James A. Deer                      2000         123,508.06      10,104.23   3,050         10,174.93
Regional President                 1999          94,801.28       7,925.16   7,500          6,211.89
Commercial Savings                 1998          79,217.44      10,068.09   7,500          5,947.63
Bank/ Secretary and Treasurer
Commercial Bancshares, Inc.

Steven W. Huffman                  2000         125,029.19         102.50     508         10,018.30
Vice President                     1999         148,611.04         102.51      -           4,292.90
Secondary Market                   1998         140,060.90         102.74      -           4,201.76
Mortgage Department
Commercial Savings Bank

(1) The salary figures of Mr. Graves and Mr. Deer include fees received by them for services as Directors of the Company in 2000 ($5,600), 1999 ($5,600), and 1998 ($5,600). These figures also include salary deferred under the Bank's
Section 401(k) Plan and The Commercial Savings Bank Deferred Compensation Plan; and includes the premium expense attributable to the term death benefits payable to the officer's beneficiaries under the life insurance policy used to fund the Company's Executive Retirement Plan. The salary figure of Mr. Huffman includes commission income tied to the Bank's residential real estate loan production.

(2) Amounts include matching contributions made under the Bank's Section 401K Plan for each executive officer listed and the reportable economic value to Mr. Graves and Mr. Deer of the Bank's supplementary executive retirement plan described below.

                              EMPLOYMENT CONTRACTS

         The Company has entered into employment contracts with Mr. Graves and Mr. Deer. These Agreements are each for a one year term and are automatically renewable for successive one year periods following the conclusion of a term, unless 60 days written notice is given by either the Company, Bank, or the above-named executives. The terms of the Agreements provide for salary continuation and a continuation of certain employee benefits for a period of twelve months from the date such decision to terminate or not renew is made. Any benefits received during the twelve-month period would be reduced by any similar benefits received from third parties such as a subsequent employer. The provision for continuation of salary and benefits does not apply if the contract is terminated voluntarily by the above-named executives, or with cause by the Company or Bank.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Plan was adopted in 1995 to provide certain executive officers with annual retirement benefits that will supplement those benefits available under the Bank's qualified retirement plan. The goal of the Plan is to provide participants with benefits initially equaling seventy percent (70%) of the participating executive's final annual pay. The following Pension Plan Table shows the estimated annual benefits payable to participating executive officer as a single life annuity upon retirement.

                               PENSION PLAN TABLE

FINAL ANNUAL PAY                       YEARS OF SERVICE
----------------                       ----------------

--------------------------------------------------------------------------------
                     15            20           25           30          35
--------------------------------------------------------------------------------
100,000             70,000        70,000       70,000      70,000       70,000
--------------------------------------------------------------------------------
125,000             87,500        87,500       87,500      87,500       87,500
--------------------------------------------------------------------------------
150,000            105,000       105,000      105,000     105,000      105,000
--------------------------------------------------------------------------------
175,000            122,500       122,500      122,500     122,500      122,500
--------------------------------------------------------------------------------
200,000            140,000       140,000      140,000     140,000      140,000
--------------------------------------------------------------------------------

         All of a participating executive's salary and bonus is taken into account in calculating final annual pay and benefits under the Plan. Other retirement income of the participant, such as social security and other retirement benefits provided by the Company and Bank, will be applied as offsets, reducing the target benefits derived by calculating the goal percentage. Income related to stock option exercises by a participating executive in the Company's 1997 Stock Option Plan will not be in calculating benefits under the Plan. Annual benefits are indexed to the financial performance of an insurance policy and are designed to increase each year.

         The following officers currently participate in the Company's Supplementary Executive Retirement Plan:

         Name of Executive                Position          Years of Service(1)
         -----------------                --------          -------------------

Raymond E. Graves            President and CEO                      15
                             The Commercial Savings Bank and
                             Commercial Bancshares, Inc.

James A. Deer                Regional President                     15
                             The Commercial Savings Bank;
                             Secretary and Treasurer
                             Commercial Bancshares, Inc.

Philip W. Kinley             Senior Executive Vice-President        15
                             Commercial Bancshares, Inc.

(1) The figures stated include years of service with the Bank alone until April 13, 1995, and with the Bank and Company since that date.

         Benefits earned under the Plan do not become vested until the 6th year of employment with the Bank. The executive's vesting increases 20 percent annually thereafter, reaching 100 percent vesting after 10 full years of continuous employment. The Bank has purchased life insurance policies on each participating executive that are actuarially designed to offset the annual expenses associated with the Plan. The Bank will, given reasonable actuarial assumptions, completely recover all Plan costs. All three of the current participants in the Plan are 100 percent vested.

         The death benefit for each executive is an endorsement of 80% of the net-at-risk life insurance portion of each of the life insurance policies purchased to recover the retirement plan's costs. For the year 2000, expenses of $13,268 were accrued by the Bank to account for this obligation

                           DEFERRED COMPENSATION PLAN

         The Bank adopted the Commercial Savings Bank Deferred Compensation Plan, a nonqualified deferred compensation plan on December 8, 1998, effective as of January 1, 1999. All executive officers and directors of the Bank are eligible to participate. The purpose of the Plan is to permit participating directors and executive officers to voluntarily defer receipt of designated percentages or amounts of their compensation and/or director's fees, and therefore defer taxation of deferred amounts. The deferred compensation will be deposited in an irrevocable grantor trust and invested in common stock of the Company. The trustee will purchase shares of the Company's common stock on a quarterly basis. The price to be paid per share is the average of the high and low prices of the Company's stock for the month prior to the date of purchase as quoted on the Over-the-Counter Bulletin Board. The trustee shall attempt to purchase the common stock on the open market at the determined price. Should the trustee be unable to purchase sufficient shares in the open market, authorized but unissued common stock of the Company may be purchased by the trust.

                      EXECUTIVE INCENTIVE STOCK OPTION PLAN

         The Shareholders of the Company approved the 1997 Commercial Bancshares, Inc. Stock Option Plan (the "Plan") at the 1997 Annual Meeting of Shareholders held April 9, 1997. The Plan permits eligible executive officers of the Bank and Company an opportunity to acquire or increase their share ownership in the Company by granting them options to purchase common stock of the Company.

         The following table lists the number of shares of the Company's common stock underlying the options which were granted to Messrs. Graves, Deer, and Huffman in 2000, the percentage of the total options granted, the exercise price of the options, the expiration date of the options, and the potential realizable value assuming the stated rates of annual stock price appreciation.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                 (Individual Grants)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable Value At
                                                                                                     Assumed Annual Rates Of Stock
                                                                                                     Price Appreciation For Option
                                       Individual Grants                                                         Term
------------------------------------------------------------------------------------------------------------------------------------
                               Number of
           Name               Securities     Percent of Total
                              Underlying      Options Granted    Exercise Or
                                Options       To Employees In    Base Price
                            Granted (#)(1)      Fiscal Year          ($/Sh)     Expiration Date         5% ($)             10% ($)
------------------------------------------------------------------------------------------------------------------------------------
Raymond E. Graves,
President and Chief             3,965              25            $27.00         January 1, 2010        $67,326           $170,614
Executive Officer,
Commercial  Bancshares,
Inc. and Commercial
Savings Bank
------------------------------------------------------------------------------------------------------------------------------------
James A. Deer,
Regional President of
the Central Region,
Commercial Savings              3,050              19             $27.00        January 1, 2010        $51,789           $131,242
Bank; and Secretary
and Treasurer,
Commercial
Bancshares, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Steven W. Huffman
Vice President,
Secondary Market                  508               3             $27.00        January 1, 2010        $ 8,626           $ 21,859
Mortgage Department,
Commercial Savings
Bank
------------------------------------------------------------------------------------------------------------------------------------

(1) The provisions of the Plan state that unless the Committee determines otherwise at the time options are granted, options generally will not be exercisable for a period of up to five years from the date of grant. The Committee approved an exception to the normal vesting schedule that may allow vesting prior to the normal five year period. This exception to the vesting schedule would result in immediate vesting for one-half of the options granted and would be triggered upon the market value of the Company's stock reaching 150% of the option exercise price.

The following table sets forth certain information relating to the number and value of exercised and unexercised options.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                    OPTION VALUES

----------------------------------------------------------------------------------------------------------------
                                                                       Number of
                                                                       Securities                 Value Of
                                                                       Underlying                Unexercised
                                        Shares                        Unexercised              In-The-Money
                                        Acquired                       Options                   Options
                                           On          Value     At Fiscal Year-End (#)    At Fiscal Year-End ($)
               Name                     Exercise     Realized         Exercisable/              Exercisable/
                                           (#)          ($)           Unexercisable           Unexercisable (1)
----------------------------------------------------------------------------------------------------------------
Raymond E. Graves, President and           0          $0.00         3,000 / 26,465           $23,010 /  $3,015
Chief Executive Officer, Commercial
Bancshares, Inc. and Commercial
Savings Bank
----------------------------------------------------------------------------------------------------------------
James A. Deer, Regional President
of the Central Region of                   0          $0.00         3,750 / 21,800           $28,763 / $2,512
Commercial Savings Bank; and
Secretary and Treasurer of
Commercial Bancshares, Inc.
----------------------------------------------------------------------------------------------------------------
Steven W. Huffman, Vice
President, Secondary Market                0          $0.00             0 / 508                $0.00 / $ 0.00
Mortgage Department,
Commercial Savings Bank
----------------------------------------------------------------------------------------------------------------


(1) Calculated based on the market value of the Corporation's common stock at the end of 2000, multiplied by the number of shares covered by in-the-money options, less the total exercise price for such options.

         REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF
                       DIRECTORS ON EXECUTIVE COMPENSATION

              This Committee consists entirely of outside directors, currently three in number, and is responsible for the establishment of annual and long-term goals for the executive management team of the Company and Bank. The Committee's duties include:

- Reviewing executive management's past performance in order to formulate salary recommendations for the upcoming year;

- Making recommendations to the Board of Directors for the granting of stock options to eligible officers under the Company's 1997 Stock Plan.

            The Company is a holding company that owns one operating subsidiary, the Bank. The membership of the Board of Directors of the Company is the same as that of the Bank. The Company has no direct employees. All disclosures contained in this Proxy Statement relating to executive compensation reflect compensation paid by the Bank.

                  This report reflects the Company's executive compensation philosophy as endorsed by the Executive Compensation Committee and the Board of Directors. The Company's compensation programs are designed to achieve the following goals:

- Motivate and reward executive officers for achieving strategic business goals that provide enhanced shareholder value;
- Provide compensation opportunities that are comparable to those offered by other peer group companies in order to attract and retain those executive who are critical to the Company's long-term success; and
- Provide that a significant portion of executive compensation should be payable in an annual bonus that shall be based principally upon the financial performance of the Company.

           The Company utilized a bank compensation survey of peer companies prepared by Crowe Chizek and Company, LLP in determining salaries of the Company's employees, including the salaries of Executive Officers. Mr. Graves' 2000 base salary, shown in the "Salary" column of the Compensation Table below, was increased by nearly 15% from his 1999 base salary. Mr. Deer's base salary, shown in the "Salary" column increased by 30% from his 1999 base salary. Mr. Deer's increase is mainly attributable to his increased duties and responsibilities as President and CEO of the Bank during 2000, and was needed to increase his base salary into the median range of salaries for presidents of peer group banks. The salaries of Mr. Graves and Mr. Deer, as adjusted, are consistent with peer group companies in the industry. Both also received bonuses based on the financial performance of the Company. The receipt and amount of bonuses received in a given year are tied directly to the profitability of the Company in the prior year. If the Company's Return on Average Assets (ROAA) reaches a level specified in advance by the Committee, the awarding of bonuses is then considered. Bonuses paid in 2000 increased somewhat as the net income of the Company for 1999 was higher than the Company's net income in 1998.

           In addition, as of January 1, 2000, the Company's Board of Directors granted Mr. Graves an option to purchase 3,965 shares of the Company's stock at an exercise price of $27.00 per share. Mr. Deer was granted an option to purchase 3,050 shares at the same exercise price. These options, granted pursuant to the Company's 1997 Stock Option Plan, were granted as additional incentives to maximize shareholder value and include vesting periods to encourage continued employment with the Bank and Company. Options representing a varying number of shares were also granted to other members of the executive officers of the Company and Bank.

     THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE MEMBERS:

          Chairman Douglas C. Smith, Edwin G. Emerson, William E. Ruse,
                              Richard A. Sheaffer

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

            Mr. Edwin G. Emerson, a Director of the Company serving on the Company's Executive Compensation Committee, is a partner in the law firm of Shumaker, Loop & Kendrick, LLP located in Toledo, Ohio. The Company and Bank conferred from time to time with Shumaker, Loop & Kendrick, LLP on certain legal matters during 2000.


                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change and the cumulative total shareholder return on the Company's stock during the five year period ended December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Stock Index, and on three industry indices for Companies of comparable size. The SNL <$250M Bank Index shown in the graph will not be shown in future graphs. The Bank is now over $250M in assets and therefore, a comparison with such banks would not be relevant. The comparison assumes $100 was invested on January 1, 1996 in the Company's shares and in each of the indicated indices and assumes reinvestment of dividends.

                                    [GRAPH]

                       COMMERCIAL BANCSHARES, INCORPORATED
                            TOTAL RETURN PERFORMANCE

                                                                        PERIOD ENDING
                                             ----------------------------------------------------------------------
INDEX                                        12/31/95     12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
-------------------------------------------------------------------------------------------------------------------
Commercial Bancshares, Incorporated           100.00       132.09      215.98      248.98      218.82      188.18
S&P 500                                       100.00       122.86      163.86      210.64      254.97      231.74
Pink Banks ($100M to $500M)                   100.00       125.96      175.22      206.49      188.05      158.96
SNL Less Than $500M Bank Index                100.00       128.71      219.41      200.34      185.44      178.90
SNL Less Than $250M Bank Index                100.00       126.34      206.17      195.98      172.09      170.38

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has engaged the firm of Crowe Chizek and Company, LLP, Independent Certified Public Accountants, Columbus, Ohio to report upon the consolidated financial statements included in the Annual Report submitted herewith. A representative of this firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has again engaged Crowe, Chizek and Company, LLP to report upon its 2001 financial statements.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Shareholder action at the Meeting, the persons named in the enclosed Proxy shall vote the shares represented thereby in accordance with their best judgment.

                            SHAREHOLDER PROPOSALS FOR
                     PRESENTATION AT THE 2002 ANNUAL MEETING

         The Board of Directors requests that any Shareholder proposals intended for presentation at the 2002 Annual Meeting be submitted in writing to Raymond
E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than November 9, 2001 for consideration for inclusion in the Company's proxy materials for such meeting.

         For proposals that a shareholder wishes to present at the 2002 Annual Meeting, but does not seek to include in the proxy statement, the Board of Directors requests that the proposal be submitted in writing to Raymond E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than January 25, 2002.

         A copy of the Company's 2000 Annual Report is being delivered with this Proxy Statement.

By Order of the Board of Directors


James A. Deer
Secretary / Treasurer

Dated March 9, 2001

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351


             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 11, 2001. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned, having received notice of the Annual Meeting (the "Meeting") of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the "Company"), to be held at 4:30 p.m. local time on Wednesday, April 11, 2001, hereby designates and appoints Loren H. Dillon, Hazel D. Franks, and Deborah J. Grafmiller, and each of them with full authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, without par value, of the Company held of record by the undersigned on February 16, 2001, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting or any adjournment thereof.

         1. ELECTION OF DIRECTORS. To elect the following four (4) nominees as Class I Directors: EDWIN G. EMERSON, DEBORAH J. GRAFMILLER, MICHAEL A. MASTRO, DOUGLAS C. SMITH.

                                   FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)
                    --------------

                                   WITHHOLD AUTHORITY FOR ALL NOMINEES
                    --------------

     IF YOU WISH TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S), ENTER THE NAME(S) ON THIS LINE :

         THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NAMED NOMINEES.

         THIS PROXY WILL BE VOTED (1) AS DIRECTED ON THE MATTERS LISTED ABOVE;
(2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

         Please sign the Proxy as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.

                               Dated:
                                     -------------------------------------------


Number of Shares
                 -----------------   -------------------------------------------
                                     Printed Name of Shareholder


                                     -------------------------------------------
                                     Signature of Shareholder


                                     -------------------------------------------
                                     Signature of Shareholder (if held jointly)

               PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY.